Exhibit 10.5
CELEBRATE EXPRESS, INC.
FORM OF SEVERANCE AGREEMENT
     This Severance Agreement (the “Agreement”) is dated as of MARCH 13, 2008 by and between DENNIS EVERHART, KRISTOPHER GALVIN and LISA TUTTLE (“Employee”) and Celebrate Express, Inc., a Washington corporation (the “Company”).
     1. At-Will Employment. The Company and Employee acknowledge that Employee’s employment is and shall continue to be at-will, as defined under applicable law, and that Employee’s employment with the Company may be terminated by either party at any time for any or no reason. If Employee’s employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement or under applicable law. The rights and duties created by this Section 1 may not be modified in any way except by a written agreement executed by Employee and the Chief Executive Officer of the Company.
          The rights, benefits and obligations set forth herein supercede and replace any and all agreements between the Company and Employee regarding post-termination benefits and any other benefits or payments to Employee from the Company in connection with the termination of employment.
     2. Severance Benefits. Employee shall be entitled to receive severance benefits upon termination of employment only as set forth in this Section 2:
          (a) Voluntary Termination. If Employee voluntarily terminates his/her employment with the Company (under circumstances other than a Constructive Termination), then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary, sales-related compensation (as applicable) and unpaid vacation accrued as of the date of Employee’s termination of employment and Employee’s benefits will be continued under the Company’s then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.
          (b) Termination Resulting from a Change in Control. If, in connection with or within 6 months following a Change in Control (as defined below) that occurs during the term of this Agreement, Employee’s employment is terminated (1) by the Company or its successor without Cause, or (2) by Employee under circumstances constituting a Constructive Termination ((1) and (2) collectively being referred to as an “Change in Control Termination”), Employee will be entitled to receive payment of severance benefits as described below:
               (i) Employee shall be entitled to a lump sum cash payment equal to SIX months of the employee’s regular base salary, reduced for applicable taxes, within 10 days of termination.
               (ii) Employee’s entitlement to any benefits under this Section 2(b) is conditioned upon Employee’s (A) execution and delivery to the Company of a general release of claims in a form reasonably satisfactory to the Company, and (B) resignation from all of Employee’s positions with the Company and its Board of Directors and any committees thereof on which Employee serves, in a form satisfactory to the Company.
          (c) Termination for Cause. If Employee’s employment is terminated for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee’s termination of employment and Employee’s benefits will be continued under the Company’s then existing benefit plans and policies in accordance with such plans and policies in effect on the date of termination and in accordance with applicable law.
     3. Definitions.
          (a) Cause. For purposes of this Agreement, “Cause” for Employee’s termination will exist at any time after the happening of one or more of the following events:
               (i) Employee’s willful misconduct or gross negligence in performance of his/her duties to the Company, including Employee’s refusal to comply in any material respect with the reasonable legal directives of the Company’s Chief Executive Officer or Board of Directors so long as such directives are not inconsistent with the Employee’s position and duties, and such refusal to comply is not remedied within 10 working days after written notice from the Chief Executive Officer or Board of Directors, which written notice shall state that failure to remedy such conduct may result in termination for Cause;
               (ii) Dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company, or conduct that materially discredits the Company or is materially detrimental to the reputation of the Company, including without limitation conviction of a felony; or
               (iii) Employee’s incurable material breach of any element of the Company’s Proprietary Information and Invention Assignment Agreement, including without limitation Employee’s theft, disclosure, misuse or other misappropriation of the Company’s proprietary information.
          (b) Constructive Termination. For purposes of this Agreement, “Constructive Termination” shall be deemed to occur if, following a Change in Control (as defined below), (A)(1) there is a material adverse change in Employee’s position causing such position to be of materially reduced responsibility; (2) there is a reduction of Employee’s compensation in excess of 20% when calculated against the sum of Employee’s base salary, unless in connection with similar decreases of all similarly-situated employees of the Company, or (3) Employee refuses to relocate to a facility or location more than 50 miles from the Employee’s then-current primary work location; and (B) within the 30-day period immediately following such material change, reduction or refusal Employee elects to terminate his employment voluntarily.
          (c) Change in Control. For purposes of this Agreement, “Change in Control” shall mean (a) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any corporate reorganization in which the shareholders of the Company immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the voting power of the surviving entity immediately after such consolidation, merger or reorganization, (b) any transaction or series of related transactions to which the Company is a party in which in excess of fifty percent (50%) of the Company’s voting power is transferred, excluding (i) any consolidation or merger effected exclusively to change the domicile of the Company, or (ii) any transaction or series of transactions principally for bona fide equity financing purposes, or (c) a sale of all or substantially all of the assets of the Company, in each case the consideration for which is solely cash.
     4. Successors. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume the obligations under this Agreement and agrees expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.
     5. Term of Agreement. This Agreement shall terminate on September 1, 2008, unless extended by the Company in its sole discretion by written notice to Employee.
     6. Miscellaneous Provisions.
          (a) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the parties.
          (b) Sole Agreement. This Agreement, including all exhibits hereto, constitute the sole agreement of the parties and supersede all oral negotiations and prior writings with respect to the subject matter hereof.
          (c) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.
          (d) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington, without giving effect to the principles of conflict of laws.
          (e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
          (g) Arbitration. Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in Seattle, Washington in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Washington law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.
          (h) Advice of Counsel. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT, IN EXECUTING THIS AGREEMENT, SUCH PARTY HAS HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND HAS READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.
[Signature page follows]

     The parties have executed this Agreement the date first written above.

CELEBRATE EXPRESS, INC.

Kevin Green, President and CEO

Address:

[EMPLOYEE]

Signature:

Address: